Exhibit 10.53

COMMUTATION AND RELEASE AGREEMENT

This Commutation and Release Agreement (this “Agreement”), dated as of April  __, 2004, as made by and between WESTCHESTER FIRE INSURANCE COMPANY (the “Company”) and ASSURED GUARANTY RE OVERSEAS LTD. (formerly ACE Capital Re Overseas Ltd.) (the “Reinsurer”).

WHEREAS, the parties hereto have entered into that that certain (i) Reinsurance Agreement, effective as of January 1, 2001, between the Company and the Reinsurer and attached hereto as Exhibit A and (ii) Facultative Certificate (No. 2001-1) evidencing an Intercompany Facultative Reinsurance pursuant to Reinsurance Agreement, effective as of January 1, 2001, between the Company and the Reinsurer and attached hereto as Exhibit B (collectively, the “Reinsurance Agreement”);

WHEREAS, the parties hereto desire fully and finally to settle and commute all of their respective past, present and future right, title, interest and obligations in, to and under the Reinsurer Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Commutation Payment.   The Reinsurer shall (i) transfer to the Company, in accordance with the written instructions of the Company, the assets identified on Schedule 1 hereto, which have a fair market value as of the date immediately preceding the date of transfer of $[         ] and (ii) pay to the Company, in accordance with the written instructions of the Company, an amount equal to $[         ], in each case, no later than the date of the closing of the initial public offering of shares of Assured Guaranty Ltd.

Section 2.  Mutual Release.               (a)           Upon payment by the Reinsurer of the amount specified in Section 1 hereof and effective as of April 1, 2004, the Company hereby irrevocably and fully and finally releases the Reinsurer (and its predecessors, parents, affiliates, agents, officers, directors, shareholders, successors and assigns) from any and all of its past, present and future right, title, interest and obligations in, to and under the Reinsurance Agreement (of any nature whatsoever, whether now existing, hereafter arising or contingent or whether known or unknown), it being the intention of the parties that this release operate as a full and final settlement of any and all current and future obligations and liabilities of  the Reinsurer to the Company under the Reinsurance Agreement.

(b)           Subject to the release by the Company of the Reinsurer as provided in Section 2(a) above and effective as of April 1, 2004, the Reinsurer hereby irrevocably and fully and finally releases the Company (and its predecessors, parents, affiliates, agents, officers, directors, shareholders, successors and assigns) from any and all of its past, present and future right, title, interest and obligations in, to and under the

Reinsurance Agreement (of any nature whatsoever, whether now existing, hereafter arising or contingent or whether known or unknown), it being the intention of the parties that this release operate as a full and final settlement of any and all current and future obligations and liabilities of the Company under the Reinsurer Agreement.

Section 3.  Successors and Assigns.               The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon any and all predecessors, successors, affiliates, officers, directors, employees, parents, subsidiaries, stockholders, liquidators, receivers and assigns of the parties hereto.

Section 4.  Representations.              Each of the parties hereto represents and warrants that: (a) it is a corporation in good standing in its place of domicile; (b) the execution of this Agreement by it is fully authorized; (c) the person executing this Agreement on behalf of it has the necessary and appropriate authority to do so; (d) there are no pending agreements, transactions or negotiations to which it is a party that would render this Agreement or any part hereof void, voidable or unenforceable; and (e) no authorization, consent or approval of any government entity or any third party is required to make this Agreement valid and binding on it.

Section 5.  Entire Agreement.            This Agreement contains the entire agreement between the parties respecting the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

Section 6.  Further Assurances.        Each party hereto shall, at any time and from time to time after the first date written above, upon request of any other party hereto, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, instruments, assignments and assurances as may be reasonably required in order to carry out the intent of this Agreement.

Section 7.  Governing Law.                This Agreement shall be governed by New York law, without regard to its conflict of laws doctrine.

Section 8.  Amendment; Waiver.      This Agreement may be terminated, modified or amended only by a writing signed by each of the parties.  Any term of this Agreement may be waived by the party that is entitled to the benefit thereof.  Any waiver shall be in writing and shall be executed by an executive officer of the party granting the waiver.

Section 9.  Counterparts.    This Agreement may be executed in any number or counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[The next page is the signature page.]

2

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of each of the parties as of the date first above written.

ASSURED GUARANTY RE OVERSEAS LTD.

By:
Name:
Title:

WESTCHESTER FIRE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT A

[Attach Reinsurance Agreement]

EXHIBIT B

[Attach Facultative Certificate]

SCHEDULE 1

[Assets to be transferred and market value thereof]